                                                                Exhibit 10.11


                        RECOURSE SECURED PROMISSORY NOTE
                                ("RECOURSE NOTE")

$750,000.00                                                     February 3, 1999

            FOR VALUE RECEIVED, the undersigned (the "Stockholder") hereby promises to pay to the order of The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), or to the legal holder of this Recourse Note at the time of payment, on the Maturity Date (as hereinafter defined), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) in lawful money of the United States of A merica, and to pay simple interest at a rate of 7 percent per annum (the "Interest Rate") (computed on the basis of a 365 or 366 day year, as the case may be) on the unpaid principal amount hereof from and after the date of this Recourse Note until the entire principal amount hereof has been paid in full. Accrued but unpaid interest shall be paid upon payment (including prepayment) of the principal amount hereof.

            The proceeds of the loan evidenced by this Recourse Note shall be used as partial payment for the purchase by the Stockholder of shares (the "Financed Stock") of Class B Nonvoting Common Stock (the "Class B Common Stock"), par value $.01 per share, of the Company's parent, Yankee Candle Holdings Corp. ("Holdings"). In connection with the Stockholder's purchase of shares of Class B Common Stock, the Stockholder and Holdings are entering into a Stockholder's Agreement, dated as of the date hereof, which sets forth certain rights and restrictions pursuant to which the Stockholder holds such shares (the "Stockholder's Agreement"). Payment of the principal of and interest on this Recourse Note is secured pursuant to the terms of a Stock Pledge Agreement, dated as of the date hereof, between the Stockholder and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and any other holder of this Recourse Note in respect of such collateral.

            The "Maturity Date" shall mean the earliest of (i) the fifth anniversary of the date hereof, (ii) the 180th day following the date (the "Termination Date") on which the Stockholder's employment with the Company terminates for any reason, (iii) the date of the Closing (as defined in the Stockholder's Agreement); provided , that if upon such termination of employment Holdings does not, pursuant to Section 3.2 of the Stockholder's Agreement, purchase all of the Stockholder's Unvested Shares (as defined in the Stockholder's Agreement), then the Stockholder may, by written notice to the Company, defer until the first anniversary of the Termination Date (subject to mandatory prepayment as set forth in Section 1 below) payment of an amount equal to the Pro Rata Portion of the Loan (as defined below) minus the aggregate amount received by the Stockholder from Holdings for the purchase by Holdings of the Stockholder's Unvested Shares (whether or not they constitute Financed Stock) (if such difference is a positive number). The "Pro Rata Portion of the Loan" shall mean the amount equal to the outstanding principal amount hereof immediately prior to the Termination Date multiplied by a fraction, the numerator of which is equal to the total number of Unvested Shares of the Stockholder on the Termination Date (whether or not such shares constitute Financed Stock) and the denominator of which is the total number of shares of Class B Common Stock purchased by the Stockholder on the date hereof (whether or not such shares constitute Financed Stock).

            If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

            This Recourse Note is subject to the following further terms and conditions:

            1. Mandatory Prepayments. If at any time the Stockholder receives
(a) any cash proceeds from the sale, transfer, redemption or other disposition (individually and collectively, a "Sale") of any of the Stockholder's shares of Class B Common Stock or from the Sale of any shares or other property received in exchange for or otherwise in respect of any of the Stockholder's shares of Class B Common Stock (in each case, whether or not constituting Financed Stock) (individually and collectively, the "Sold Shares"), including, without limitation, any Sale by the Stockholder of Unvested Shares to the Company or to Holdings, or (b) any cash payments, cash dividends or other cash distributions in respect of any of the Stockholder's shares of Class B Common Stock or in respect of any shares or other property received in exchange for or otherwise in respect of any of the Stockholder's shares of Class B Common Stock (in each case, whether or not constituting Financed Stock) (collectively "Distributions"), the Stockholder shall promptly apply the Net Proceeds (as her einafter defined) thereof to the prepayment of the outstanding principal amount of this Recourse Note, together with accrued and unpaid interest on the principal amount being prepaid.

            The term "Net Proceeds" shall mean the total cash proceeds received from the Sale of the Sold Shares or the total amount of the Distribution, as applicable (individually and collectively, a "Cash Payment"), less (except in the case of a sale of Unvested Shares to the Company or to Holdings) an amount equal to the sum of (i) the federal income tax liability that would be payable in respect of the income or gain recognized upon such Sale or in respect of such Distribution, as the case may be, after giving effect to a deduction for any state income tax liability described in clause (ii) below, assuming a tax rate equal to the maximum federal income tax rate on long term or short term, as applicable, capital gains, or applicable to the Distribution, as the case may be, in effect at the time, (ii) any state income tax liability that would be payable in respect of such income or gain, as the case may be, assuming the maximum state income tax rate applicable to such stockholder with respect to such Sale or Distribution, as the case may be, in effect at the time and (iii) the Stockholder's proportionate share of any "Expenses of Sale" (as defined in the Stockholder's Agreement) related to such Sale.

            Concurrently with any prepayment (including by set-off as set forth below) of any portion of the principal amount of this Recourse Note pursuant to this Section 1 or Section 2 hereof, the Company (or other holder of this Recourse Note) shall make a notation of such payment hereon. If full payment of all unpaid principal of and accrued and unpaid interest on this Recourse Note is made, this Recourse Note shall be canceled and delivered to the Stockholder.

            If at any time, or from time to time, after the date hereof, the Stockholder shall become entitled to receive from the Company or any affiliate of the Company (or other holder of this Recourse Note) any Cash Payment, then and in each case the Company or such affiliate (or other holder of this Recourse
Note) shall only be obligated to pay to the Stockholder an amount equal to such Cash Payment less the Net Proceeds thereof, and the Company (or other holder of this Recourse Note) shall set off the amount of the Net Proceeds of such Cash Payment against (and such set-off shall satisfy the Stockholder's obligations hereunder to apply such amount to the prepayment of) the outstanding principal amount of and/or accrued and unpaid interest on this Recourse Note, as applicable.

            2. Payment and Prepayment. All payments and prepayments of principal of and interest on this Recourse Note shall be made to the Company or its order (or to any other holder of this Recourse Note or such holder's order), in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Stockholder in writing). The Stockholder may, at the Stockholder's option, prepay this Recourse
Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the principal amount of this Recourse Note shall be accompanied by payment of all interest accrued but unpaid on the principal amount being prepaid.

            3. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

                  (a) Failure to pay any principal of this Recourse Note
            (including as required under Section 1 hereof) when due; or

                  (b) Failure to pay any interest under this Recourse Note when due which shall remain unremedied for ten days following the date when such interest was due hereunder; or

                  (c) Failure to comply with any of the terms of the
            Stockholder's Agreement,

then, and in any such event, the holder of this Recourse Note may declare, by notice of default given to the Stockholder, the entire principal amount of this Recourse Note to be forthwith due and payable, whereupon the entire principal amount of this Recourse Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Stockholder shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

            No delay or failure by the holder of this Recourse Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

            4. Miscellaneous.

                  (a) The provisions of this Recourse Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. The provisions of Section 6.14 of the Stockholder's Agreement are incorporated by reference herein.

                  (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Stockholder's Agreement.

                  (c) The headings contained in this Recourse Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

            IN WITNESS WHEREOF, this Recourse Note has been duly executed and delivered by the Stockholder on the date first above written.

                                    /s/ Robert R. Spellman
                                    -------------------------------
                                    Robert R. Spellman

                             STOCK PLEDGE AGREEMENT

            THIS STOCK PLEDGE AGREEMENT dated as of February 3, 1999 is made and entered into by and between The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), and Robert R. Spellman (the "Pledgor").

                                    RECITALS

            A. Simultaneously herewith the Pledgor is purchasing shares of Class B Nonvoting Common Stock (the "Shares"), par value $.01 per share, of the Company's parent, Yankee Candle Holdings Corp. ("Holdings"), and, to partially finance the purchase of some or all of such shares, simultaneously herewith the Pledgor is delivering to the Company a Recourse Secured Promissory Note of the Pledgor (the "Recourse Note").

            B. As a condition to such purchase, the Pledgor and Holdings are entering into a Stockholder's Agreement, dated as of the date hereof (the "Stockholder's Agreement"), which sets forth certain rights and restrictions pursuant to which the Pledgor holds the Shares.

            C. The Pledgor wishes to grant further security and assurance to the Company in order to secure all of the Pledgor's obligations under the Recourse Note, including, without limitation, the prompt payment when due of the principal of and interest on the Recourse Note (collectively, the "Obligations"), by pledging to the Company, simultaneously with the Pledgor's delivery of the Recourse Note, (i) the Shares and (ii) any Net Proceeds (as defined in the Recourse Note).

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Pledge. The Pledgor hereby delivers to the Company the Shares and the certificate evidencing the same (together with any securities to be delivered to the Pledgor pursuant to Section 2(b) hereof, the "Pledged Securities"), and hereby grants to the Company a first priority security interest in the Pledged Securities, in the Net Proceeds and in any other property to be delivered to the Pledgor pursuant to Section 2(b) hereof (collectively, the "Pledged Collateral") as collateral security for the prompt and complete payment when due (whether at the stated maturity, acceleration or otherwise) of the Obligations.

            The Pledgor hereby delivers to the Company appropriate undated security transfer powers duly executed in blank for the Shares and will deliver appropriate undated security transfer powers duly executed in blank for any additional Pledged Securities to be pledged hereunder from time to time hereafter.

            The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements in form and substance as the Company shall request, including any financing statements and amendments thereto, or any other documents required under New York law or any other applicable law, to protect the security interests created hereunder.

            2. Administration of Security. The following provisions shall govern the administration of the Pledged Collateral:

            (a) So long as no Event of Default has occurred and is continuing (as used herein, "Event of Default" shall mean the occurrence of any Event of Default under the Recourse Note), the Pledgor shall be entitled to act with respect to the Pledged Collateral in any manner not inconsistent with this Stock Pledge Agreement, the Stockholder's Agreement or the Recourse Note.

            (b) If while this Stock Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, or any other property, whether as a dividend or distribution or other issuance in respect of, in substitution of, or in exchange for any Pledged Securities, or any non-cash proceeds from any sale, transfer or other disposition (collectively, a "Sale") of any Pledged Securities or any non-cash proceeds from any Sale of any such non-cash proceeds or other Pledged Collateral, the Pledgor agrees to accept the same as the Company's agent and to hold the same in trust on behalf of and for the benefit of the Company and to deliver the same forthwith to the Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by the Company, subject to the terms of this Stock Pledge Agreement, as additional collateral security for the Obligations. Notwithstanding the foregoing, it is agreed that the Pledgor may exercise any option or right received as contemplated in the preceding sentence, and the Company will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor, and the securities received upon such exercise of any such option or right shall thereafter be held by the Company as contemplated by the preceding sentence.

            (c) Subject to any Sale by the Company of the Pledged Collateral pursuant to this Stock Pledge Agreement and subject to the terms of the Stockholder's Agreement, the Pledged Collateral shall be returned to the Pledgor upon payment in full of all Obligations.

            (d) The Company's sole duty with respect to the custody, safekeeping and physical preservation of any of the Pledged Collateral in its possession shall be to deal with them in the same manner as the Company deals with similar securities and property for its own account. Neither the Company nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Pledged Collateral upon the request of the Pledgor or otherwise.

            3. Remedies in Case of an Event of Default.

                  (a) In case an Event of Default shall have occurred and be continuing, the Company shall have in each case all of the remedies of a secured party under the New York Uniform Commercial Code, and, without limiting the generality of the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Collateral, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed (in the case of Pledged Securities), at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that the Company shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company shall, in its sole discretion, determine, the Pledgor hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale the Company may bid for and purchase the whole or any part of the Pledged Collateral so sold free from any such right or equity of redemption. The Company shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys' fees, incurred by the Company in enforcing its rights under this Stock Pledge Agreement, and second to the payment of accrued and unpaid interest on and then of unpaid principal of the Recourse Note, and thereafter to the payment of any other Obligations, and the Pledgor shall continue to be liable for any deficiency.

                  (b) The Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of any Pledged Securities constituting part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 or in the rules and regulations promulgated thereunder or in applicable state securities or "blue sky" laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Securities were sold at public sale, and that the Company has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Securities Act of 1933 and under applicable state securities or "blue sky" laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by the Company pursuant to this
Section 3 of the Pledged Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and will otherwise use the Pledgor's best efforts to secure the same.

                  (d) In case an Event of Default shall have occurred and be continuing, without limiting the generality of paragraph (a) of this Section 3, the Company shall have the right, in its sole discretion, on behalf of the Pledgor, to instruct the party which is liable to pay any Cash Payment (as defined in the Recourse Note) that any Net Proceeds shall be paid directly to the Company for the account of the Pledgor, to the extent of the Obligations.

            4. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Stock Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Stockholder's Agreement, the Recourse Note, or any assignment or transfer of any thereof; (b) any exercise or non-exercise by the Company or any affiliate of the Company of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Stockholder's Agreement, the Recourse Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Stock Pledge Agreement, the Stockholder's Agreement, the Recourse Note, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company, whether or not the Pledgor shall have notice of any of the foregoing.

            5. Transfer by Pledgor. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Pledged Collateral or any interest therein except as provided in the Stockholder's Agreement. In the event of a sale, assignment, transfer or other disposition of Pledged Securities pursuant to the Stockholder's Agreement, the Pledged Securities so sold, assigned, transferred or otherwise disposed of shall be released from the pledge hereunder and the proceeds shall be applied as set forth in the Recourse Note and in this Stock Pledge Agreement.

            6. Attorney-in-Fact. The Company is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any instrument which the Company reasonably may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, the execution of the agreements, financing statements and other instruments described in Section 1 hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

            7. Termination. Upon payment in full of all Obligations and upon the due performance of and compliance with and subject to all the provisions of the Stockholder's Agreement and the Recourse Note, this Stock Pledge Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Collateral as has not theretofore been sold, released or otherwise applied pursuant to the provisions of this Stock Pledge Agreement, and the Company shall file UCC-3 termination statements terminating its security interest in any Pledged Collateral with respect to which any financing statement had been filed by the Company.

            8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Stockholder's Agreement.

            9. Binding Effect, Successors and Assigns. This Stock Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            10. Miscellaneous. The Company and its assigns shall have no obligation in respect of the Pledged Collateral under this Stock Pledge Agreement, except to hold and dispose of the same in accordance with the terms of this Stock Pledge Agreement. Neither this Stock Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The captions in this Stock Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Stock Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. The provisions of Section 6.14 of the Stockholder's Agreement are incorporated by reference herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be executed and delivered on the date first above written.

                                        THE YANKEE CANDLE COMPANY, INC.

                                        By: /s/ Michael D. Parry
                                           ----------------------------
                                           Title: President


                                        PLEDGOR

                                        /s/ Robert R. Spellman
                                        -------------------------------
                                        Name: Robert R. Spellman